Exhibit 99.1

Kroger Reiterates Its Commitment to Lower Prices and Initiates New $7.5B Share Buyback Program

Reiterates Commitment to Investing in America to Lower Grocery Prices, Raise Associate Wages, and Support Local Communities

Highlights Resilience of Value Creation Model and Strong Momentum to Drive Long-term, Sustainable Growth

Board of Directors Authorizes $7.5B Share Repurchase Program including $5B Accelerated Share Repurchase

CINCINNATI, December 11, 2024 – The Kroger Co. (NYSE: KR) today terminated its merger agreement with Albertsons after the U.S. District Court for the District of Oregon granted the Federal Trade Commission’s request for a preliminary injunction to block the proposed merger. After reviewing options, the company determined it is no longer in its best interests to pursue the merger.

“Kroger is moving forward from a position of strength. Our go-to-market strategy provides exceptional value and unique omnichannel experiences to our customers which powers our value creation model. We look forward to accelerating our flywheel to grow our alternative profit businesses and generate increased cash flows. The strength of our balance sheet and sustainability of our model allows us to pursue a variety of growth opportunities, including further investment in our store network through new stores and remodels, which will be an important part of our 8 – 11% TSR model over time,” said Rodney McMullen, Kroger’s Chairman and CEO.

America’s Grocer is Committed to Lowering Grocery Prices & Investing in Associates

“Kroger has an extraordinary track record of investing in America,” said McMullen. “We are at our best when we serve others – our customers, associates, and communities – and we take seriously our responsibility to provide great value by consistently lowering prices and offering more choices. When we do this, more customers shop with us and buy more groceries, which allows us to reinvest in even lower prices, a better shopping experience and higher wages. We know this model works because we've been doing it successfully for many years, and this is exactly what we will continue to do."

Kroger’s ongoing investments in America include:

•	$5 billion in lower prices since 2003

•	$2.4 billion in incremental wage increases on top of industry-leading benefits since 2018, a 38% increase in average hourly rate, while growing opportunities for a largely unionized grocery workforce

•	$3.6 - $3.8 billion in annual capital investments to build new and remodel stores, food processing and other facilities, improve the customer experience and create additional job opportunities

•	$2.3 billion to support local communities through charitable giving since 2017, including $1.5 billion to feed hungry families

“I appreciate our associates who remained focused on taking care of our customers, communities and each other throughout the merger process,” added McMullen.

Share Repurchase Program Including Accelerated Share Repurchases

Now that Kroger has terminated the merger agreement, the company is ready to deploy its capacity. With its strengthened balance sheet, Kroger will resume share repurchases after a more than two-year pause. Since announcing the merger, Kroger used its strong free cash flow and debt financing to build meaningful balance sheet capacity while maintaining its investment-grade rating.

Kroger’s Board of Directors approved a new share repurchase program authorizing the repurchase of up to $7.5 billion of common stock. The new repurchase authorization replaces Kroger’s existing $1 billion authorization which was approved in September 2022. Kroger intends to enter an accelerated share repurchase (“ASR”) agreement for the repurchase of approximately $5 billion of common stock.

“Our strong balance sheet and free cash flows position us to deliver on our commitment to grow the business and return capital to shareholders, maintaining capacity to invest in lower prices and higher associate wages,” McMullen said.

Kroger expects to continue to generate strong free cash flow and remains committed to its capital allocation priorities including maintaining its current investment grade debt rating, investing in the business to drive long-term sustainable net earnings growth, and returning excess free cash flow to shareholders via share repurchases and a growing dividend over time, subject to board approval.

Looking forward, Kroger plans to host an Investor Day event in late spring of 2025 to share an update on its strategic priorities, future growth prospects and long-term financial outlook.

Merger Debt Redemption

In connection with the termination of the merger agreement, Kroger will begin the process of redeeming the $4.7 billion of its senior notes issued on August 27, 2024, that include a special mandatory redemption provision in accordance with their terms. The notes will be redeemed at a redemption price equal to 101% of their principal amount, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date.

Termination of Exchange Offers

In connection with the termination of the merger agreement, Kroger has also elected to terminate its previously announced offers to exchange (collectively, the “Exchange Offers”) any and all outstanding notes (the “ACI Notes”) issued by Albertsons Companies, Inc., New Albertsons, L.P., Safeway Inc., Albertson’s LLC, Albertsons Safeway LLC and American Stores Company, LLC (collectively, the “ACI Issuing Entities”), for up to $7,441,608,000 aggregate principal amount of new notes to be issued by Kroger and cash. Kroger has also elected to terminate the related solicitation of consents (the “Consent Solicitation” and, together with the Exchange Offer, the “Exchange Offer and Consent Solicitation”) on behalf of the ACI Issuing Entities to adopt certain proposed amendments to the indentures governing the ACI Notes (the “ACI Indentures”).

As a result of the Exchange Offer being terminated, the total consideration, including any consent fee, will not be paid or become payable to holders of the ACI Notes who have validly tendered and not validly withdrawn their ACI Notes for exchange in the Exchange Offer, and the ACI Notes validly tendered and not validly withdrawn for exchange pursuant to the Exchange Offer will be promptly returned to the tendering holders. As a result of the Consent Solicitation being terminated, the proposed amendments to the ACI Indentures and the supplemental indentures previously entered into reflecting such proposed amendments will not become operative.

About the Exchange Offers

Global Bondholder Services Corporation served as exchange agent and information agent for the now terminated Exchange Offer and Consent Solicitation. You should direct questions and requests for assistance to Global Bondholder Services Corporation at (855) 654-2015 (toll-free) or (212) 430-3774 (banks and brokers), or by email at contact@gbsc-usa.com.

About Kroger

At The Kroger Co. (NYSE: KR), we are dedicated to our Purpose: to Feed the Human Spirit™. We are, across our family of companies nearly 414,000 associates who serve over eleven million customers daily through a seamless digital shopping experience and retail food stores under a variety of banner names, serving America through food inspiration and uplift, and creating #ZeroHungerZeroWaste communities. To learn more about us, visit our newsroom and investor relations site.

Forward Looking Statements

This press release contains certain statements that constitute “forward-looking statements” about Kroger’s financial position and the future performance of the company. These statements are based on management’s assumptions and beliefs in light of the information currently available to it. Such statements are indicated by words or phrases such as “achieve,” “committed,” “confidence,” “continue,” “deliver,” “expect,” “future,” “guidance,” “model,” “outlook,” “strategy,” “target,” “trends,” “well-positioned,” and variations of such words and similar phrases. Various uncertainties and other factors could cause actual results to differ materially from those contained in the forward-looking statements. These include the specific risk factors identified in “Risk Factors” in our annual report on Form 10-K for our last fiscal year and any subsequent filings, as well as the following:

Kroger's ability to achieve sales, earnings, incremental FIFO operating profit, and adjusted free cash flow goals may be affected by: the termination of the merger agreement and our proposed transaction with Albertsons and related divestiture plan; labor negotiations; potential work stoppages; changes in the unemployment rate; pressures in the labor market; changes in government-funded benefit programs; changes in the types and numbers of businesses that compete with Kroger; pricing and promotional activities of existing and new competitors, and the aggressiveness of that competition; Kroger's response to these actions; the state of the economy, including interest rates, the inflationary, disinflationary and/or deflationary trends and such trends in certain commodities, products and/or operating costs; the geopolitical environment including wars and conflicts; unstable political situations and social unrest; changes in tariffs; the effect that fuel costs have on consumer spending; volatility of fuel margins; manufacturing commodity costs; supply constraints; diesel fuel costs related to Kroger’s logistics operations; trends in consumer spending; the extent to which Kroger’s customers exercise caution in their purchasing in response to economic conditions; the uncertainty of economic growth or recession; stock repurchases; changes in the regulatory environment in which Kroger operates, along with changes in federal policy and at regulatory agencies; Kroger’s ability to retain pharmacy sales from third party payors; consolidation in the healthcare industry, including pharmacy benefit managers; Kroger’s ability to negotiate modifications to multi-employer pension plans; natural disasters or adverse weather conditions; the effect of public health crises or other significant catastrophic events; the potential costs and risks associated with potential cyber-attacks or data security breaches; the success of Kroger's future growth plans; the ability to execute our growth strategy and value creation model, including continued cost savings, growth of our alternative profit businesses, and our ability to better serve our customers and to generate customer loyalty and sustainable growth through our strategic pillars of fresh, our brands, personalization, and seamless; the successful integration of merged companies and new strategic collaborations; and the risks relating to or arising from our proposed nationwide opioid litigation settlement, including our ability to finalize and effectuate the settlement, the scope and coverage of the ultimate settlement and the expected financial or other impacts that could result from the settlement. Our ability to achieve these goals may also be affected by our ability to manage the factors identified above. Our ability to execute our financial strategy may be affected by our ability to generate cash flow.

Kroger assumes no obligation to update the information contained herein unless required by applicable law. Please refer to Kroger's reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

Contacts: Media: Erin Rolfes (513) 762-1080; Investors: Rob Quast (513) 762-4969

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